Exhibit 99.1

news release

Encana delivers solid first quarter financial results; company on track to deliver more than 30 percent annual production growth within cash flows

Calgary, Alberta (May 1, 2018) TSX, NYSE: ECA

Encana’s first quarter financial and operating performance has the company firmly on track to deliver more than 30 percent annual production growth within expected cash flow. Increased year-over-year liquids production, continued cost efficiencies and strong realized pricing resulting from the company’s market diversification strategy contributed to significant non-GAAP cash flow growth and margin expansion. Consistent with its 2018 plan, the company is positioned to deliver substantial liquids growth in the second half of 2018. Highlights in the quarter include:

•	net earnings of $151 million; non-GAAP operating earnings of $156 million, up from $104 million in the first quarter of 2017
•	cash from operating activities of $381 million, up from $106 million in the first quarter of 2017
•	non-GAAP cash flow of $400 million, up 44 percent from $278 million in the first quarter of 2017
•	non-GAAP cash flow margin of $13.70 per barrel of oil equivalent (BOE), up 41 percent year-over-year
•	total liquids production of 145,200 barrels per day (bbls/d), up 31 percent from first quarter 2017
•	first quarter Permian production of 83,800 barrels of oil equivalent per day (BOE/d), up 49 percent year-over-year
•	highly successful market diversification strategy delivered strong realized pricing
•	demonstrated commitment to shareholder returns and confidence in five-year plan by purchasing 10 million common shares for $111 million as part of its $400 million normal course issuer bid

“The first quarter marked a solid start to the year and reinforces our confidence in our plan to deliver more than 30 percent growth within corporate cash flow,” said Doug Suttles, Encana President & CEO. “Our focus on value creation and returns is deeply embedded across the company. Our market diversification strategy delivered strong realized pricing and our ability to drive efficiency improvements ensures that commodity price increases can flow to the bottom line.”

“We continue to optimize our cube development model, further maximizing the value of our land base and driving even greater efficiency into our operations,” added Suttles. “Consistent with our plan, we expect significant high-margin oil and condensate growth in the second half of 2018.”

Solid first quarter performance, year-over-year growth and quality returns

Encana delivered solid financial performance and year-over-year growth through the first quarter. The company generated cash from operating activities of $381 million compared to $106 million in the first quarter of 2017, as well as first quarter net earnings of $151 million. Non-GAAP cash flow increased 44 percent to $400 million compared to the first quarter of 2017 and year-over-year non-GAAP operating earnings were up 50 percent to $156 million.

Encana’s capital discipline, focus on its premium inventory, efficiency gains and market diversification strategy contributed to a first quarter non-GAAP cash flow margin of $13.70 per BOE, up 41 percent from $9.72 per BOE in the first quarter of 2017. Encana expects to deliver a full-year average non-GAAP cash flow margin of approximately $14.00 per BOE.

Encana’s first quarter production totaled 324,400 BOE/d of which the company’s core assets contributed 307,500 BOE/d. Total liquids production grew by 31 percent to 145,200 bbls/d compared to the first quarter of 2017, with oil and condensate making up nearly 80 percent. Natural gas production was 1,075 million cubic feet per day (MMcf/d).

The company is on track to increase total production by more than 30 percent in 2018 compared to 2017, adjusted for 2017 dispositions. Encana expects its core assets will deliver fourth quarter production between 400,000 BOE/d and 425,000 BOE/d. The company’s $1.8 billion to $1.9 billion 2018 capital program is being fully funded by expected cash flow.

Encana Corporation	1

Optimizing cube development growing the value of Encana’s premium well inventory

Encana’s cube development, which simultaneously targets multiple stacked pay zones, continues to optimize resource recovery and lower development costs and operating expenses. This development model combined with advanced high-intensity completions delivered outstanding first quarter well performance in the Permian and Montney. Through innovation, efficiency and active supply chain management, Encana continues to offset the impact of cost inflation. Operational highlights from the quarter include:

Permian: strong execution delivers impressive oil growth

•	first quarter oil production of 54,200 bbls/d and total production of 83,800 BOE/d; on track to deliver approximately 30 percent annual growth
•	a 10-well Martin county cube delivered average 90-day initial production rates of 1,300 BOE/d including 1,000 bbls/d of oil
•	the latest Midland eight well cube delivered average 30-day initial production rates of 1,500 BOE/d including 1,150 bbls/d of oil
•	proactive supply chain management, self-sourced materials and efficiency gains are offsetting inflation

Montney: on track to double liquids production for second consecutive year

•	first quarter production of 165,300 BOE/d including 30,400 bbls/d of liquids production; on track to deliver 55,000 to 65,000 bbls/d total liquids production in the fourth quarter
•	five cubes completed in the quarter, each with six to 14 wells, delivered average 30-day initial production rates of approximately 300 bbls/d of condensate
•	the Tower, Saturn and Sunrise plants delivered average run-times of more than 98 percent in the first quarter
•	completed an innovative midstream agreement that strongly supports the company’s condensate-focused growth plan with increased processing capacity in the liquids-rich Pipestone area

Eagle Ford and Duvernay: quality assets generating free cash flow

•	delivered total combined first quarter production of 58,400 BOE/d
•	restarted the Duvernay drilling program and ramped up the Eagle Ford program from one to three rigs; both assets expected to return to growth in the third quarter
•	two Austin Chalk wells in the Eagle Ford delivered average 30-day initial production rates of 1,925 BOE/d of which 70 percent was oil
•	consistent with plan, 2018 production for both assets is expected to be similar to 2017

Encana’s five-year plan is built around its premium inventory of high-margin well locations. The company expects to develop only a fraction of this inventory throughout its five-year plan.

Committed to quality shareholder returns and balance sheet strength

Encana demonstrated its commitment to shareholder returns and confidence in its five-year plan by announcing a $400 million share repurchase program to be funded with cash on hand. During the first quarter, through its normal course issuer bid, Encana purchased and cancelled 10 million common shares for total consideration of $111 million.

During the quarter, the company extended the maturity of its credit facilities to July 2022 and amended the total capacity to $4.0 billion. Encana ended the first quarter with cash and cash equivalents of $433 million and available credit facilities of $4.0 billion.

Market diversification and risk management drives quality returns

Encana’s risk management strategy reflects its commitment to maximizing cash flows and delivering leading returns through the commodity cycle.

The company actively manages regional price risk and has limited its exposure to AECO natural gas and Midland oil pricing. Encana has secured significant market and price diversification through a combination of pipeline transportation and term financial basis hedging, resulting in strong realized pricing.

The company’s market diversification strategy for its western Canadian natural gas production contributed a $1.00 per BOE uplift to Encana’s non-GAAP cash flow margin in the first quarter. In addition, Encana has virtually no exposure to expected Midland oil pricing through 2018 and limited exposure to the end of 2019. Over this period, the company expects to realize oil pricing approximately equivalent to WTI.

Encana Corporation	2

As at March 31, 2018, Encana has hedged approximately 120,000 bbls/d of expected oil and condensate production and 1,026 MMcf/d of expected natural gas production for the remainder of 2018 using a variety of structures at an average price of $55.52 per barrel and $3.02 per thousand cubic feet (Mcf), respectively.

Dividend declared

On April 30, 2018, the Board declared a dividend of $0.015 per share payable on June 29, 2018 to common shareholders of record as of June 15, 2018.

First Quarter Highlights

Non-GAAP Cash Flow Reconciliation
(for the period ended March 31) ($ millions, except per share amounts)	Q1 2018	Q1 2017

Cash from (used in) operating activities	381	106
Deduct (add back):
Net change in other assets and liabilities	(11)	(12)
Net change in non-cash working capital	(8)	(160)
Current tax on sale of assets	-	-
Non-GAAP cash flow[1]	400	278
Non-GAAP Operating Earnings Reconciliation
Net earnings (loss)	151	431
Before-tax (addition) deduction:
Unrealized gain (loss) on risk management	68	362
Non-operating foreign exchange gain (loss)	(100)	34
Gain (loss) on divestitures	3	(1)
	(29)	395
Income tax	24	(68)
After-tax (addition) deduction	(5)	327
Non-GAAP operating earnings [1]	156	104

1 Non-GAAP cash flow and non-GAAP operating earnings (loss) are non-GAAP measures as defined in Note 1.

Production summary
(for the period ended March 31) (average)	Q1 2018	Q1 2017	% Δ
Oil (Mbbls/d)	83.0	67.4	23
NGLs – Plant Condensate (Mbbls/d)	30.2	20.5	47
NGLs – Other (Mbbls/d)	32.0	23.0	39
Oil and NGLs Total (Mbbls/d)	145.2	110.9	31
Natural gas (MMcf/d)	1,075	1,241	(13)
Total production (MBOE/d)	324.4	317.9	2

Liquids and natural gas prices
	Q1 2018	Q1 2017
Liquids ($/bbl)
WTI	62.87	51.91
Encana realized liquids prices[1]
Oil	55.74	49.66
NGLs – Plant Condensate	52.49	48.74
NGLs – Other	23.64	20.66
Natural gas
NYMEX ($/MMBtu)	3.00	3.32
Encana realized natural gas price[1] ($/Mcf)	2.94	2.50

1 Prices include the impact of realized gain (loss) on risk management.

Encana Corporation	3

First quarter conference call and Annual Meeting of Shareholders

A conference call and webcast to discuss the 2018 first quarter results will be held for the investment community today at 7 a.m. MT (9 a.m. ET). To participate, please dial 888-231-8191 (toll-free in North America) or 647-427-7450 (international) approximately 10 minutes prior to the conference call.

The Annual Meeting of Shareholders will be held today at the Oddfellows Building, Ballroom (Floor 4), 100 6 Avenue S.W., Calgary, Alberta, beginning at 10 a.m. MT (12 p.m. ET). The live audio webcast of the first quarter conference call and Annual Meeting of Shareholders, including slides, will also be available on Encana’s website, www.encana.com, under Investors/Presentations & Events. The webcasts will be archived for approximately 90 days.

Encana Corporation

Encana is a leading North American energy producer that is focused on developing its strong portfolio of resource plays, held directly and indirectly through its subsidiaries, producing oil, natural gas liquids (NGLs) and natural gas. By partnering with employees, community organizations and other businesses, Encana contributes to the strength and sustainability of the communities where it operates. Encana common shares trade on the Toronto and New York stock exchanges under the symbol ECA.

Important Information

Encana reports in U.S. dollars unless otherwise noted. Production, sales and reserves estimates are reported on a net (after-royalties) basis, unless otherwise noted. The term liquids is used to represent oil, NGLs and condensate. The term liquids-rich is used to represent natural gas streams with associated liquids volumes. Unless otherwise specified or the context otherwise requires, references to Encana or to the company includes reference to subsidiaries of and partnership interests held by Encana Corporation and its subsidiaries.

NOTE 1: Non-GAAP measures

This news release contains references to non-GAAP measures as follows:

•

Non-GAAP Cash flow is a non-GAAP measure defined as cash from operating activities excluding net change in other assets and liabilities, net change in non-cash working capital and current tax on sale of assets. Corporate Margin is a non-GAAP measure defined as Non-GAAP Cash Flow per BOE of production.

•

Non-GAAP Operating earnings (loss) is a non-GAAP measure defined as net earnings (loss) excluding non-recurring or non-cash items that management believes reduces the comparability of the company’s financial performance between periods. These before-tax items may include, but are not limited to, unrealized gains/losses on risk management, impairments, restructuring charges, non-operating foreign exchange gains/losses, gains/losses on divestitures and gains on debt retirement. Income taxes may include valuation allowances and the provision related to the pre-tax items listed, as well as income taxes related to divestitures and adjustments to normalize the effect of income taxes calculated using the estimated annual effective income tax rate.

ADVISORY REGARDING OIL AND GAS INFORMATION - The conversion of natural gas volumes to barrels of oil equivalent (BOE) is on the basis of six thousand cubic feet to one barrel. BOE is based on a generic energy equivalency conversion method primarily applicable at the burner tip and does not represent economic value equivalency at the wellhead. Readers are cautioned that BOE may be misleading, particularly if used in isolation. 30-day initial or peak production and other short-term rates are not necessarily indicative of long-term performance or of ultimate recovery.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS - This news release contains certain forward-looking statements or information (collectively, “FLS”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. FLS include: expectation of meeting or exceeding targets in corporate guidance and five-year plan; production growth, including from core assets, and commodity mix thereof; ability to offset cost inflation and anticipated efficiencies; focus on value creation and returns; success and benefits of cube development model, including maximizing value of land base; anticipated non-GAAP cash flow margin; funding of capital program within cash flows; success of supply chain management and self-sourcing of materials; number of well locations and anticipated development within five-year plan; anticipated share repurchase program, including amount and number of shares to be acquired and timing thereof; anticipated hedging and outcomes of risk management program, including amount of hedged production, success of market diversification strategy and realized pricing; performance relative to peers; and anticipated dividends.

Readers are cautioned against unduly relying on FLS which, by their nature, involve numerous assumptions, risks and uncertainties that may cause such statements not to occur, or results to differ materially from those expressed or implied. These assumptions include: future commodity prices and differentials; foreign exchange rates; ability to access credit facilities and shelf prospectuses; assumptions contained in the Company’s corporate guidance, five-year plan and as specified herein; data contained in key modeling statistics; availability of attractive hedges and enforceability of risk management program; effectiveness of Encana’s drive to productivity and efficiencies; results from innovations; expectation that counterparties will fulfill their obligations under the gathering, midstream and

Encana Corporation	4

marketing agreements; access to transportation and processing facilities where Encana operates; assumed tax, royalty and regulatory regimes; enforceability of transaction agreements; and expectations and projections made in light of, and generally consistent with, Encana’s historical experience and its perception of historical trends, including with respect to the pace of technological development, benefits achieved and general industry expectations.

Risks and uncertainties that may affect these business outcomes include: ability to generate sufficient cash flow to meet obligations; commodity price volatility; ability to secure adequate transportation and potential pipeline curtailments; variability and discretion of Encana’s board of directors to declare and pay dividends, if any; variability in the amount, number of shares and timing of purchases, if any, pursuant to the share repurchase program; timing and costs of well, facilities and pipeline construction; business interruption, property and casualty losses or unexpected technical difficulties, including impact of weather; counterparty and credit risk; impact of a downgrade in credit rating and its impact on access to sources of liquidity; fluctuations in currency and interest rates; risks inherent in Encana’s corporate guidance; failure to achieve cost and efficiency initiatives; risks inherent in marketing operations; risks associated with technology; changes in or interpretation of royalty, tax, environmental, greenhouse gas, carbon, accounting and other laws or regulations; risks associated with existing and potential lawsuits and regulatory actions made against Encana; impact of disputes arising with its partners, including suspension of certain obligations and inability to dispose of assets or interests in certain arrangements; Encana’s ability to acquire or find additional reserves; imprecision of reserves estimates and estimates of recoverable quantities of liquids and natural gas from plays and other sources not currently classified as proved, probable or possible reserves or economic contingent resources, including future net revenue estimates; risks associated with past and future acquisitions or divestitures of certain assets or other transactions or receipt of amounts contemplated under the transaction agreements (such transactions may include third-party capital investments, farm-outs or partnerships, which Encana may refer to from time to time as “partnerships” or “joint ventures” and the funds received in respect thereof which Encana may refer to from time to time as “proceeds”, “deferred purchase price” and/or “carry capital”, regardless of the legal form) as a result of various conditions not being met; and other risks and uncertainties impacting Encana’s business, as described in its most recent Annual Report on Form 10-K and as described from time to time in Encana’s other periodic filings as filed on SEDAR and EDGAR.

Although Encana believes the expectations represented by such FLS are reasonable, there can be no assurance that such expectations will prove to be correct. Readers are cautioned that the assumptions, risks and uncertainties referenced above are not exhaustive. FLS are made as of the date of this news release and, except as required by law, Encana undertakes no obligation to update publicly or revise any FLS. FLS contained in this news release are expressly qualified by these cautionary statements.

Further information on Encana Corporation is available on the company’s website, www.encana.com, or by contacting:

Investor contact:	Media contact:
Corey Code	Simon Scott
Vice-President, Investor Relations	Vice-President, Communications
(403) 645-4606	(403) 645-2526

Patti Posadowski	Jay Averill
Sr. Advisor, Investor Relations	Director, Media Relations
(403) 645-2252	(403) 645-4747

SOURCE: Encana Corporation

Encana Corporation	5